                                                                    Exhibit 10-L
                                LEASE AGREEMENT


     THIS LEASE, made as of this 30th day of April, 1999 by and between College Park Plaza, LLC, a Delaware limited liability company ("Landlord"), and Bindley Western Industries, Inc., an Indiana corporation ("Tenant").


                             W I T N E S S E T H:

                                   ARTICLE 1
                               Lease of Premises

     Section 1.01. Lease of Premises.  Landlord hereby leases to Tenant and
                   ------------------
Tenant hereby leases from Landlord certain office space commonly known as Suites 400 and 500 in the College Park Plaza building, located in Marion County, Indiana, and which is situated on the tract of land described in Exhibit A
                                                                 ---------
attached hereto (the "Building"), subject to the terms and conditions herein set forth, for the specific term hereinafter specified. The leased space in the Building is described in Item A, Section 1.02 hereinafter, and is outlined on Exhibit B attached ("Leased Premises"). Leased Premises shall include the area
---------
for the emergency generator located to the south of the Building, as well as the area for the satellite dish(es) and Liebert units located on the roof of the Building. The elevators, however, are not part of the Leased Premises and shall therefore remain in the exclusive control of the Landlord.

     Section 1.02. Basic Lease Provisions.
                   -----------------------

(A)  BUILDING ADDRESS:  8909 Purdue Road
     CITY, STATE:  Indianapolis, Indiana  ZIP CODE:  46268   FLOORS:  4 and  5
     SUITES:  400 and 500
(B)  RENTABLE AREA:  75,948 Square Feet
(C)  BUILDING PERCENTAGE:  42.32%
(D)  MONTHLY RENTAL INSTALLMENTS:
     Commencing on the date hereof through April 30, 2004 --- $99,998.20 per month
     Commencing May 1, 2004 through April 30, 2009  ---  $114,997.93 per month
     Commencing May 1, 2009 through April 30, 2014  ---  $132,276.10 per month

(E) LANDLORD'S SHARE OF OPERATING COSTS: $ 3.75 Per Square Foot Per Year (net of real estate taxes);
(F)  TERM:  Fifteen (15) Years
(G)  COMMENCEMENT DATE:  The date hereof
(H)  TERMINATION DATE:  April 30, 2014 (exclusive of Tenant's renewal options)
(I)  CONSTRUCTION DRAWINGS APPROVAL DATE:  Not Applicable
(J)  SECURITY DEPOSIT:  None
(K)  BROKER:  None
(L)  PERMITTED USE:  General Office Purposes
(M)  ADDRESS FOR PAYMENTS AND NOTICES AS FOLLOWS:

Landlord: College Park Plaza, LLC      Tenant:  Bindley Western Industries, Inc.
--------                               ------
          800 Newport Center Drive,                    8909 Purdue Road
          Suite 300                             Indianapolis, Indiana  46268
          Newport Beach, California
          92660
          Attn: David Hubbs                     Attn:  Michael D. McCormick
                                                       and Scott D. Teets
          Phone: (949) 721-5000                 Phone: (317) 704-4223
          Fax:   (949) 721-5089                 Fax:   (317) 704-4603

(N) ADDITIONAL PROVISIONS ARE SET FORTH IN ARTICLE 16: Sections 16.01 through 16.06.

                                   ARTICLE 2
                                  Lease Term

     Section 2.01. Term.  The term of this Lease shall be for the period
                   -----
 specified in Item F of Section 1.02 ("Original Term"). "Lease Term", when used in this Lease, shall include the Original Term and any renewal term.

     Section 2.02. Condition of Premises.  Notwithstanding anything herein to
                   ----------------------
the contrary, Tenant agrees to accept the Leased Premises in its present, "as-is" condition. Tenant acknowledges that no representations as to the repair or condition of the Leased Premises have been made by Landlord. Tenant waives any implied warranty that the Leased Premises are suitable for Tenant's intended purposes. Except as otherwise provided herein, in no event shall Landlord have any obligation for any defects in the Leased Premises or any limitation on its use. The taking of possession by Tenant shall be conclusive to establish that the Leased Premises are in good and satisfactory condition when possession is taken.

                                   ARTICLE 3
                               Occupancy and Use

     Section 3.01. Occupancy and Use. Tenant shall use and occupy the Leased
                   ------------------
Premises for the purposes as set out in Item L of Section 1.02, and for no other purposes except with the prior written consent of the Landlord. Tenant shall use the Leased Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Leased Premises; shall comply with and obey all reasonable directions of the Landlord, including Rules and Regulations promulgated for all tenants of the Building which are adopted, changed or modified from time to time by Landlord upon reasonable notice to Tenant, all of which are and will be a part of this Lease as Exhibit C; shall not do or
                                              ---------
permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, and shall not do or permit anything to be done which will increase the rate of fire insurance upon the Building.

     Tenant, at its expense, shall comply with all laws, rules, regulations, ordinances or orders of Federal, State, County and Municipal authorities having jurisdiction, and with any lawful direction of any public officer or officers, which shall impose any duty upon Landlord or Tenant with respect to the Leased Premises, or the use, occupation or alteration thereof, provided such duty arises from or results from Tenant's failure to comply with Tenant's covenants in this Lease or from Tenant's negligence or from the use of the Leased Premises in a manner contrary to the purposes for which the same are leased to Tenant.

     Section 3.02. Landlord's Rights Regarding Use.  In addition to the rights
                   --------------------------------
specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises and common areas by Tenant, its employees, agents, customers and invitees, which may be exercised without notice or liability to Tenant, to install such signs, notices or Tenant identification information on the directory board, or Tenant access doors it shall deem appropriate; to grant any tenant exclusive right to conduct any business or render service in the Building, provided that such exclusive right shall not in any way operate to limit Tenant from using the Leased Premises for the permitted use as outlined in Item L of Section 1.02; and to control the Common Areas in such a manner as the Landlord reasonably deems necessary and proper including, but not limited to, requiring all persons entering or leaving the Building to identify themselves to security guards; excluding or expelling peddlers, solicitors or loud or unruly persons from the Building; and closing and limiting access to the Building or other part thereof, including entrances, corridors, doors, elevators, during times of emergencies, or repairs.

     Section 3.03. Access to Leased Premises.  Landlord reserves the right to
                   --------------------------
enter the Leased Premises to inspect the same, to alter, improve, remodel or repair the Leased Premises or any portion of the real estate of which the Leased Premises are a part, without abatement of rent, provided that Tenant is given reasonable advance notice and is present at the time of entry, provided no advance notice or Tenant presence shall be necessary for entry in an emergency. Landlord shall upon similar advance notice to Tenant also have the right to enter the Leased Premises during Tenant's normal business hours, and to show the same to prospective purchasers, mortgagees and tenants. In addition, during the final six (6) months of this Lease or any renewal term, Landlord may place on the Leased Premises where appropriate the usual notices "For Lease" or "For Sale" or other similar notices which Tenant shall permit to remain without molestation.

     Section 3.04. Surrender of Leased Premises.  At the end of the Lease Term
                   -----------------------------
or other sooner termination of this Lease, Tenant will peaceably deliver up to the Landlord possession of the Leased Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, condemnation, damage by fire, earthquake, Act of God or the elements and matters which are Landlord's obligations excepted. Upon the termination of this Lease, Tenant shall at Tenant's sole cost, remove all counter, trade fixtures, office furniture and equipment installed by Tenant unless otherwise agreed to in writing by Landlord. Tenant shall also repair any damage caused by such removal. Property not so removed shall be deemed abandoned at the termination of this Lease by Tenant and title to the same shall thereupon pass to Landlord. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including without limitation, any claims made by any succeeding Tenant founded on such delay.

     Section 3.05. Holding Over.  In the event Tenant remains in possession of
                   -------------
the Leased Premises or any part thereof without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Leased Premises as a tenant on a month-to-month basis subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord monthly rent in the amount of 150% of the last Monthly Rental Installment plus Excess Operating Costs (hereinafter defined), which rent shall be payable to Landlord on the first day of each calendar month. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

                                   ARTICLE 4
                                     Rent

     Section 4.01. Components of Rent.  Tenant hereby agrees to pay to Landlord
                   -------------------
as rent for the Leased Premises an amount composed of the aggregate of the components of rent hereinafter identified and defined as "Basic Annual Rent" and Tenant's share of "Excess Operating Costs". The aggregate of all such rentals may be referred to hereinafter as "Rental". The annual Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the term of this Lease. Tenant hereby agrees to pay the monthly Rental installments to Landlord at the address provided in Item M Section 1.02 of this Lease or at such other location as Landlord may designate from time to time, in advance without demand and without any deduction, abatement, counterclaim or set off. In the event of a partial month at the beginning or end of the Term, the Rental and any other charges or costs, payable by Tenant shall be prorated on the basis of a thirty (30) day month. Any portion of the monthly Rental installments not paid within five days of the date due bears a delinquency charge equal to five percent (5%) of the amount of the Rental due and unpaid multiplied by the number of months or fraction thereof, during which time such Rental remains overdue. All Rental and other charges payable by Tenant pursuant to the terms of this Lease shall be payable without relief from valuation and appraisement laws, and with reasonable attorneys' fees and costs of collection.

     Section 4.02. Basic Annual Rent.  Tenant hereby agrees to pay Basic Rent
                   ------------------
for Leased Premises in the amount specified in Item D, Section 1.02 of this Lease, payable in advance in equal consecutive monthly installments, on or before the first day of each month during the Lease Term.

     Section 4.03. Excess Operating Cost.  Tenant shall pay as additional rental
                   ----------------------
each calendar year its pro rata share of the reasonable operating costs that are in excess of Landlord's Share of Operating Costs as specified in Item E, Section
1.02 of this Lease ("Excess Operating Costs"). "Operating Costs", as that term is used herein, shall consist of all costs and expenses, excluding all property taxes as well as costs associated with the payment of property taxes, incurred by Landlord to maintain all facilities used in the operation of the Building and its environs as may be determined by Landlord to be necessary. All operating costs shall be determined in accordance with generally accepted accounting principles which shall be consistently applied, and shall be annualized in new or refurbished structures that commence operation during a calendar year, by dividing the total costs by the number of months the structure is in operation, and multiplying that result by twelve (12). Except to the extent herein otherwise provided, the term "operating costs" as used herein shall mean all costs and expenses (but not specific costs which are separately billed to and paid or reimbursed by specific tenants) of every kind and nature which Landlord shall pay, become obligated to pay, or would have paid or incurred if the Building had been ninety-five percent (95%) occupied, because of, or in connection with the operation of the Building, including, but not limited to, the following:

     (A) Wages, salaries, fringe benefit costs, payroll taxes, unemployment compensation payments, workmen's compensation insurance premiums and other related costs of all on-site and off-site employees engaged in the operation, maintenance and security of the Building; costs of building employee uniforms and cleaning thereof; the cost of fair rental value of a Building Management Office in the Building; and the management fees payable by Landlord (excluding brokerage commission for leasing) for management of the Building.

     (B) All labor, supplies and materials used in the operation, cleaning and maintenance of the Building and all of its machinery and equipment.

     (C) Cost of all utilities, including water, sewer, gas, steam, electric fuel adjustment charges, sewer use charges and utility taxes incurred by Landlord during the operation of the Building.

     (D) Cost of all management, maintenance and service agreements of the Building and the equipment therein, including, without limitation, alarm service, trash removal and window cleaning and maintenance.

     (E) Accounting costs, including the costs of audits by certified public accountants, pertaining to the management and operation of the Building.

     (F) Cost of all insurance, including without limitation, fire, casualty, liability and rental abatement insurance applicable to the Building and Landlord's personal property used in connection with the operation and maintenance of the Building.

     (G) Cost of repairs and general maintenance of the Building and each part thereof (excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to other tenants of the Building).

     (H) Snow removal, landscaping and any and all other common area maintenance costs related to Common Areas, including sidewalks and landscaping on the Building site.

     (I) Amortization of capital improvements made to the Building subsequent to the Commencement Date of the Lease which may be required by governmental authorities, or which may improve the operating efficiency of the Building from Landlord's efforts to reduce operating costs. However, this does not include improvements or repairs made in connection with Landlord's violation or alleged violation of applicable laws or regulations, including but not limited to the Americans with Disabilities Act of 1990, as amended except to the extent that any alterations or improvements made by or requested by Tenant cause such violation or alleged violation or that such violation or alleged violation is based on a condition existing on the date hereof.

     Operating Costs shall not include expenses incurred by Landlord with regard to: (i) replacement of the roof, foundation or structure of the Building, or restoration or repair of any damage by fire, windstorm or other casualty to the extent such causes are covered by the types of insurance required to be maintained by Landlord hereunder; (ii) repairs, replacement or maintenance incurred as a result of the negligence or misconduct of Landlord, its agents or employees, or other tenants of the Building; (iii) expenses incurred at the request of a specific tenant which benefit only that tenant; (iv) any depreciation allowance or charge in respect to any capital improvements, except as otherwise specifically provided in this Lease; (v) expenses incurred in leasing or procuring tenants; (vi) legal expenses or costs incidental to any disputes or negotiations with tenants or mortgagees; (vii) interest or principal payments (or late charges, fees or premiums) on any mortgage or other similar indebtedness of Landlord; or (viii) any cost billed to and paid directly or reimbursed by a tenant, or for which Landlord is otherwise reimbursed in any manner, other than by proportionate payments of tenants as provided for in all tenants' leases.

     The amortization of any cost-saving capital improvements shall be done on a straight line basis, using the reasonably estimated useful life or the approximate annual cost savings of the cost-saving capital improvements, and the annual amortization amount included in Operating Expenses (including any interest charge) on account of any such cost-saving improvement shall not exceed the amount of the annual cost savings resulting therefrom, as certified in connection with each annual Operating Expense statement in which any such annual amortization charge shall be included.

     Section 4.04. Estimated Excess Operating Cost.  Landlord shall estimate
                   --------------------------------
the Excess Operating Costs annually, and written notice thereof shall be given to Tenant prior to, or within a reasonable time after, the beginning of each calendar year. Tenant shall pay its share of the Estimated Excess Operating Costs in twelve (12) equal monthly installments payable on the first day of each month as part of the Rental. On the expiration or earlier termination of the Lease Term, Landlord shall have the right to adjust the Estimated Excess Operating Cost based on year to date information, with Tenant to pay Landlord or Landlord to pay Tenant, within fifteen (15) days after receipt of notice thereof, any increase or decrease in the estimate attributable to the period before the Lease Term expiration. Within sixty (60) calendar days after the end of each calendar year, even in cases where the Lease terminated in the prior year, Landlord shall render to Tenant a statement showing the actual Excess Operating Cost for Landlord's operation of the Building during the prior calendar year, setting forth a computation of Tenant's share of the Excess Operating Cost for the portion of the year covered by the Lease Term. Within fifteen (15) days after receipt of said statement, Tenant shall pay Landlord, or Landlord shall credit or pay to Tenant, as the case may be, the difference between the actual Excess Operating Costs for the preceding calendar year and the Estimated Excess Operating Costs paid by Tenant during such year.

     Section 4.05. Tenant Verification. Tenant or its designated agents shall
                   --------------------
have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of Operating Costs, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Where the audit discloses errors resulting in an overcharge to Tenant of more than five percent (5%), Landlord shall pay for such audit and, if the audit discloses errors resulting in an overcharge equal to or less than five percent (5%) of the Operating Costs, Tenant shall pay the costs of the audit. If Tenant shall not elect to cause an audit within the time period permitted hereby, then Landlord's statement shall be conclusively deemed to have been approved and accepted by Tenant.

     Section 4.06. Property Taxes.  Tenant shall pay as additional rental each
                   ---------------
calendar year 42.32% of the Taxes, less the credit for tax abatement. "Taxes," as that term is used herein, shall consist of all taxes, tax appeal costs, expenses and fees, service payments in lieu of taxes, assessments, excises, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, personal property owned or used in connection with the operation of the Building or upon its operations or the rent provided for in this Lease and payable during the term of this Lease, but excluding any income taxes upon Landlord's rental receipts. It is agreed that Tenant will be responsible for the ad valorem taxes on its own personal property, in or about the Building, and on the value of any leasehold improvements to the Leased Premises made by Tenant. The amount of any tax abatement previously granted to Tenant shall be credited in full to Tenant.

     Section 4.07. Security Deposit. None.
                   -----------------

                                   ARTICLE 5
                      Utility and Other Building Services

     Section 5.01. Services to be Provided. Landlord shall furnish to Tenant,
                   ------------------------
except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use or as may be required by law or directed by governmental authority:

     (A) Heating, ventilation and air-conditioning ("HVAC") between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday of each week except on legal holidays, and HVAC twenty-four (24) hours per day, seven days a week for the computer room located on the fourth floor of the Leased Premises.

     (B) Subject to interruptions beyond Landlord's control, electrical current not to exceed seven (7) watts per square foot, excluding HVAC. At all times, Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

     (C) Water in the Common Areas and Leased Premises for lavatory and drinking purposes.

     (D)  Automatic elevator service.

     (E) Cleaning and janitorial service in the Leased Premises and the Common Areas, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas Monday through Friday of each week except legal holidays.

     (F)  Washing of windows at intervals reasonably established by Landlord.

     (G) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage.

     (H) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow.

     (I) Except as otherwise specified in this Lease, repair and maintenance of the Leased Premises, and Building.

     (J) Access to the Leased Premises twenty-four (24) hours a day, seven days per week.

and

     (K)  Security for the Building and Leased Premises.

     Section 5.02. Additional Services. If Tenant requests any other utilities
                   --------------------
or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord reasonably determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other Rental is due.

     If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment, which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same.


     Other than equipment of the type located in the Leased Premises on the date hereof, Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine with the exception of personal computers and word processors) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord).

     Section 5.03. Interruption of Services. Tenant understands, acknowledges
                   -------------------------
and agrees that any one or more of the utilities or other building services identified in Section 5.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant that the availability and capacity of such utilities or building services shall continue uninterrupted and unchanged, and that any such interruption or change shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises.

     Section 5.04. Commercially Reasonable Efforts to Restore Services.
                   ----------------------------------------------------
Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service, and in the event restoration of service is within Landlord's control and Landlord fails to restore such service, thereby causing all or a portion of the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease for more then three (3) consecutive business days after notice from Tenant to Landlord that such service has been interrupted, "Basic Annual Rent" and Tenant's share of "Excess Operating Costs" shall be abated on a per diem basis in the proportion which the untenantable portion of the Leased Premises bears to the total area of the Leased Premises for each day after such three (3) business day period during which all or a portion of the Leased Premises remain untenantable.

                                   ARTICLE 6
                      Repairs, Maintenance, Alterations,
                           Improvements and Fixtures

     Section 6.01. Repair and Maintenance of Building. Subject to Section 6.02
                   -----------------------------------
and except for repairs necessitated by the negligence, misuse or default of Tenant, its employees, agents, customers and invitees and not covered by insurance, Landlord shall make all necessary repairs to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, shall keep the Building in a safe, clean and neat condition, and shall keep all equipment used in common with other tenants such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 7 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

     Section 6.02. Repair and Maintenance of Leased Premises. Except for any
                   ------------------------------------------
repairs necessitated by the negligence, misuse or default of Landlord, its employees, agents, customers and invitees (other than Tenant), Tenant shall keep and maintain the Leased Premises in good order, condition and repair. Except for the services specified in Section 5.01, and except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all reasonable repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

     Section 6.03. Alterations or Improvements. Upon prior written consent
                   ----------------------------
from Landlord which shall not be unreasonably delayed, conditioned or withheld, alterations or improvements may be made to the Leased Premises; provided however, such alterations or improvements shall be made by Landlord, or contractors approved by Landlord. All costs attributable to said alterations or improvements shall be borne by Tenant, including but not limited to all construction costs, fees, architectural costs, permit fees, and attorney fees. Any alterations or improvements to the Leased Premises, except movable office furniture, equipment and trade fixtures, shall become part of the realty and be the property of Landlord, and shall not be removed by Tenant.

     Section 6.04. Trade Fixtures. Any trade fixtures installed on the Leased
                   ---------------
Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like shall, at the request of Landlord, be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damages to the Leased Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Leased Premises within a reasonable time following the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal. In which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition.

     Section 6.05.  Tenant's Access to Roof.  (a) Grant of License. Landlord
                    ------------------------
hereby grants to Tenant for the term of this Lease (including any option periods) a license to use, operate, maintain and replace, all at Tenant's sole cost and expense, on the roof of the Building in their present location the air conditioning units, satellite dishes, Liebert units and communication equipment (each piece, a "Satellite Dish") presently located on the roof of the Building. If Tenant desires to install any new Satellite Dish (being an additional Satellite Dish, not a replacement of an existing Satellite Dish, the location, dimension, size and appearance shall be subject to Landlord's approval in its sole discretion.

          (b) Installation and Use. Before commencing installation of any new Satellite Dish, Tenant shall submit to Landlord for Landlord's approval, which shall not be withheld or delayed unreasonably, a form describing the dimensions and appearance of the Satellite Dish, its proposed mounting method, point of entry to the Building and cable route (the "Installation Approval Form"). Landlord shall approve or disapprove any aspect of the Satellite Dish within ten
(10) business days of receiving the Installation Approval Form. Once approved by Landlord (as evidenced by Landlord's signature on the Installation Approval
Form), all work by Tenant (subject to Landlord's approval of the contractor completing the installation) shall be in strict accordance with the Installation Approval Form. Any modifications to the work set forth on the Installation Approval Form must be approved by Landlord in writing. Landlord may impose such requirements as to color and/or architectural treatment to mask said installation to Landlord's reasonable satisfaction. The new Satellite Dish and all supporting frames and structures shall be painted in a color of Landlord's choice and shall bear no advertising material or wording of any sort (other than the manufacturer's name and/or logo). The new Satellite Dish and supporting framework or structure and cabling for such Satellite Dish and ancillary equipment shall be installed in a good and workmanlike manner. Tenant shall use commercially reasonable efforts to take all necessary precautions so that its equipment and the installation and maintenance of the same will (i) in no way damage the Building or existing structures thereon; (ii) not interfere with the maintenance of the Building HVAC system, lighting system, the parking area, or any other system of the Building; (iii) as to any new Satellite Dish only, not interfere with the operation of any existing satellite, radio, microwave or other communications equipment of Landlord or any other tenant of the Building, or in the event there is such an interference, Tenant will take all appropriate necessary steps in order to promptly correct and thereby eliminate such interference; and (iv) comply with all applicable rules and regulations of all governmental agencies having jurisdiction over such equipment, and the operation and maintenance of the same. Any Satellite Dish will be used exclusively by Tenant in connection with Tenant's own main business purposes and shall be removed by Tenant (at its sole cost and expense) upon the termination of the Lease.

          (c) Approvals. Tenant shall obtain any and all licenses and approvals required by federal, state or municipal authorities with respect to the installation or operation of any Satellite Dish and shall provide evidence thereof to Landlord. Landlord shall cooperate with

Tenant in obtaining such licenses and approvals; Tenant, however, shall reimburse Landlord for any and a ll reasonable costs incurred in connection therewith.

          (d) Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, protect, defend and hold harmless Landlord, its agents and employees, from and against any and all actions, causes of action, claims, liabilities, losses, damages, fines, penalties and expenses (including but not limited to reasonable attorneys' fees, court costs and litigation expenses, including expert costs and costs of investigation), whether threatened or actual, direct or indirect, caused by, arising out of, resulting from or related to the installation, operation, maintenance or removal of any Satellite Dish and any supporting framework or structure or other equipment in the area of any Satellite Dish or in the conduit for the cable connecting any Satellite Dish and the Leased Premises.

          (e) Scope of License. The license granted hereunder is non-exclusive; accordingly, Landlord shall continue to have the right to grant similar licenses or rights to other tenants of the Building in Landlord's sole discretion, so long as the granting of such licenses or rights does not adversely affect the operation of any Satellite Dish existing on the date hereof or any replacement thereof. Tenant specifically understands and agrees that its license and rights contained in this paragraph are personal to Bindley Western Industries, Inc.

     Section 6.06.  Right to Change Common Areas of the Building. At any time
                    --------------------------------------------
after the completion of the Building, Landlord shall have the right to change the arrangement or location of such of the following as are not contained within the Leased Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building; provided, however, that in no event shall Landlord change the arrangement or location of the elevators serving the Leased Premises, make any change which shall diminish the area of the Leased Premises including the Common Areas, make any change to the number of parking spaces (including reserved parking spaces) available to Tenant, make any change which shall interfere with the access to the Leased Premises from and through the Building, or change the character of the Building from that of a first-class office building.

                                   ARTICLE 7
                    Fire or Other Casualty; Eminent Domain

     Section 7.01.  Substantial Destruction of the Building or the Leased
                    -----------------------------------------------------
Premises. If either the Building or the Leased Premises should be substantially
---------
destroyed or damaged (which as used herein, means destruction or material damage to at least 50% of the Building or 50% of the Leased Premises) by fire or other casualty, then Landlord or Tenant may, at its option, terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after the date of such casualty. In addition, Landlord may terminate this Lease within sixty (60) days of the date of such casualty if Landlord shall determine that sufficient insurance proceeds to complete such reconstruction and repair are not available to Landlord, provided that Landlord shall not have such right to terminate if the insufficiency of insurance proceeds is a result of Landlord's failure to maintain insurance as required by this Lease. In the event of such termination, Rental shall cease as of the date of such casualty. If neither party exercises its option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as existed prior to the casualty within not more than 270 days of the date of substantial destruction; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of the Leased Premises to its condition on the date of commencement of the Lease Term; and further provided that if Tenant has made any additional improvements pursuant to Section 6.03, Tenant shall reimburse Landlord for the cost of reconstructing the same if Tenant desires such reconstruction. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within 270 days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder; provided, however, Tenant's termination notice shall be null and void if Landlord completes the reconstruction and repair within thirty (30) days following such notice. In the event of such reconstruction, Rental shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Lease Term.

     Section 7.02.  Partial Destruction of the Leased Premises. If the Leased
                    -------------------------------------------
Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 7.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as existed prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of the Leased Premises to its condition on the date of commencement of the Lease Term; and further provided that if Tenant has made any additional improvements pursuant to Section 6.03, Tenant shall reimburse Landlord for the cost of reconstructing the same if Tenant desires such reconstruction. In addition, Landlord may terminate this Lease within sixty (60) days of the date of such casualty if Landlord shall determine that sufficient insurance proceeds to complete such reconstruction and repair are not available to Landlord, provided that Landlord shall not have such right to terminate if the insufficiency of insurance proceeds is a result of Landlord's failure to maintain insurance as required by this Lease. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Leased Premises to any extent,

Rental shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Lease Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within 180 days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder; provided, however, Tenant's termination notice shall be null and void if Landlord completes the reconstruction and repair within thirty (30) days following such notice.

     Section 7.03.  Eminent Domain. If the whole or any part of the Leased
                    ---------------
Premises or Common Areas shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable or inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Leased Premises or use of the Common Areas by giving written notice of such termination to the other party. If a part of the Leased Premises shall be taken or conveyed but the remaining part is adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations or improvements as may be necessary to render the part not taken or conveyed tenantable; and Rental shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. If Landlord elects to restore the Leased Premises or the Building, such restoration shall be complete within one hundred and twenty (120) days of the condemnation or taking. Failing such timely completion, Tenant may terminate this Lease upon ten (10) days' written notice to Landlord. All such repairs and restoration shall be made in a good and workmanlike manner, and in compliance with all laws. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

                                   ARTICLE 8
                                   Insurance

     Section 8.01.  Landlord's Insurance. Landlord shall at all times during the
                    ---------------------
Lease Term carry, at its expense, a policy of insurance which insures the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement) for the full replacement value of the Building; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by the Tenant on the Leased Premises or any additional improvements which Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customer and invitees. If any alterations or improvements made by Tenant pursuant to Section 6.03 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

     Landlord shall keep in full force and effect during the term of this Lease public liability and property damage insurance in standard form with respect to the Common Areas and the operation thereof having a minimum limit of combined coverage of bodily injury and property damage of not less than Three Million Dollars ($3,000,000). The limit of any such insurance shall not limit the liability of Landlord hereunder. Such policies of insurance shall be issued by an insurance company authorized to do business in the state in which the Leased Premises are located for the issuance of such type of insurance coverage and rated B+XIII or better in Best's Key Rating Guide.

     Section 8.02.  Landlord's Responsibility.  Landlord shall assume the risk
                    --------------------------
of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.01) occurring in, or about the Common Areas, regardless of cause, and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

     Section 8.03.  Tenant's Insurance. Tenant, in order to enable it to meet
                    -------------------
its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interest may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

(A)  Workers' Compensation                   - The minimum statutory amount.

(B)  Comprehensive General Liability         - Not less than  $1,000,000
     Insurance including Blanket,            Combined Single Limit for
     Contractual Liability, Broad            both bodily & property damage.
     Form Property Damage, Personal
     Injury, Completed Operations and
     Product Liability

(C) Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

     Such insurance policy or policies shall name Landlord and Landlord's management agent as additional insureds and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

     Section 8.04.  Tenant's Responsibility. Tenant shall assume the risk of,
                    ------------------------
be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, or about the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section 8.01, and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property.

     Section 8.05.  Waiver of Subrogation. Landlord and Tenant hereby release
                    ----------------------
each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Leased Premises, the Building, the Common Areas or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.05 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.05 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.05.

                                   ARTICLE 9
                                     Liens

     Section 9.01.  Liens. If, because of any act or omission of Tenant or any
                    ------
person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded over within sixty (60) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of eighteen percent (18%) per annum until paid.

                                  ARTICLE 10
                   Rental, Personal Property and Other Taxes

     Section 10.01.  Taxes. Tenant shall pay before delinquency any and all
                     ------
taxes, assessments, fees or charges, including any property, sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.

     If any tenant finish improvements, trade fixtures, alterations, improvements or business machines and equipment located in or about the Leased Premises, installed or paid for by Tenant, and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

                                  ARTICLE 11
                           Assignment and Subletting

     Section 11.01.  Assignment and Subletting by Tenant. Tenant may not sell,
                     ------------------------------------
assign, or mortgage this Lease or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord which shall not be unreasonably withheld. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument containing an agreement of assumption of all Tenant's obligations under this Lease. Upon the occurrence of an Event of Default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant. Notwithstanding the foregoing, if Landlord shall be adjudged to have unreasonably withheld consent to a proposed assignment or subletting, Tenant shall be entitled to receive an amount from Landlord equal to the net present value of the proposed sublease or assignment and all direct reasonable costs incurred by Tenant in connection with the proposed sublease or assignment.

     Section 11.02.  Permitted Assignments.  Notwithstanding anything to the
                     ----------------------
contrary contained herein, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to (i) assign or sublet all or part of the Leased Premises to any corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant; or (ii) assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles.

     Section 11.03.  Assignment with Consent. Upon Landlord's consent to any
                     -----------------------
Transfer (meaning any transfer, sale, assignment, or subletting), Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of the rent payable by Tenant under this Lease during the term of the Transfer in excess of the rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Leased Premises, the Transfer Premium shall be calculated on a rentable square foot basis after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Leased

Premises paid for by Tenant in connection with the Transfer; (ii) any other out-of-pocket monetary concessions provided by Tenant to the transferee, and (iii) any brokerage commissions paid for by Tenant in connection with such Transfer.


                                  ARTICLE 12
                             Transfer by Landlord

     Section 12.01.  Sale and Conveyance of the Building. Landlord shall have
                     ------------------------------------
the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 13.08.

     Section 12.02.  Subordination. Landlord shall have the right to
                     --------------
subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage provided that the mortgagee or lender enters into a non-disturbance agreement with Tenant. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may reasonably be deemed necessary or desirable by Landlord to confirm the subordination of this Lease and an Estoppel Certificate in the form required by Landlord, and as provided in Section 15.11 of this Lease; and, if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the Landlord under this Lease, provided such purchaser shall accept such responsibilities of the landlord hereunder.


                                  ARTICLE 13
                             Defaults and Remedies

     Section 13.01.  Defaults by Tenants. Each of the following events shall be
                     --------------------
an "Event of Default" hereunder:

     (A) Failure of Tenant to pay any installment of rent or any other payment required herein when due, and such failure shall continue for a period of three
(3) business days after receipt of written notice from Landlord that said payment is due;

     (B) Failure to observe or perform one or more of the other terms, conditions, covenants, or agreements of this Lease and the continuance of such failure for a period of ten (10) days after receipt of written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done, or removed, as the case may be, within such ten (10) day period or other such period required in this Lease, in which case no default shall be deemed to exist so long as Tenant shall have commenced doing the same within such ten (10) day period and shall diligently and continuously prosecute the same to completion);

     (C) The filing of an application by Tenant for, or a consent to the appointment of, a receiver, trustee, or liquidator of itself or of all its assets;

     (D) The filing by Tenant of a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

     (E) The making by Tenant of a general assignment for the benefit of creditors;

     (F) The filing by Tenant of an answer admitting material allegations of or consenting to or defaulting in answering in petition filed against it in any bankruptcy proceedings;

     (G) The entry of an order, judgment, or decree by any Court of competent jurisdiction adjudging Tenant a bankrupt or appointing a receiver, trustee, or liquidator of it, or all of its assets, and such order, judgment, or decree continuing unstayed and in effect for any period of sixty (60) consecutive days;

     (H) If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon any person or party, except in a manner herein expressly permitted;

     (I) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding, or otherwise within a period of thirty (30) days; or

     (J) Abandonment of the Leases Premises, providing that no default shall exist if Tenant pays the Rental hereunder and otherwise complies with the terms hereof.

     Section 13.02.  Remedies of Landlord. Upon the occurrence of any event of
                     ---------------------
default set forth in Section 13.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any, or all of which may be exercised without additional notice or demand upon Tenant.

     (A) Landlord may apply any prepaid funds to the cost of cure of any default and/or reenter the Leased Premises and cure any default of Tenant. In such event Tenant shall immediately reimburse Landlord as additional rental for any such costs, and shall restore the security deposit, or other prepaid funds used by Landlord to cure Tenant's default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's actions, whether or not caused by Landlord's negligence.

     (B) Landlord may at its option provide written notice to Tenant stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the term hereby demised, and all rights of Tenant under this Lease shall expire and terminate, in which event Tenant shall thereupon quit and surrender the Leased Premises but shall remain liable as hereinafter provided and Landlord may without notice, reenter and repossess the Leased Premises without use of force, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the term hereof. Notwithstanding the termination of this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, plus (i) the unamortized cost of improvements, additions and alterations, if any, paid for by Landlord pursuant to this Lease, plus (ii) the aggregate sum which at the time of such termination represents the excess, if any, of (y) the present value of the aggregate Rents to be due during the remainder of the term, minus (z) the amount of such rental loss that Tenant proves could have been reasonably avoided, such present value to be computed on the basis of a four percent (4%) per annum discount, and (iii) any further damages which Landlord shall have incurred by reason of the breach of any of the covenants of this Lease.

     (C) Landlord may, without terminating this Lease, reenter the Leased Premises and at its option, repair and alter the Leased Premises in such manner as Landlord may reasonably deem necessary or advisable, and/or let or relet the Leased Premises or any parts thereof for the whole or any part of the remainder of the Lease Term hereof or for a longer period, in Landlord's name or as agent of Tenant, and out of any rental collected or received as a result of such letting or reletting Landlord shall (i) pay to itself the reasonable cost and expense of retaking, repossessing, repairing and/or altering the Leased Premises, and the reasonable cost and expense of removing all personal property therefrom; (ii) pay to itself the reasonable cost and expense sustained in securing any new tenants and, if Landlord shall maintain and operate the Leased Premises, the reasonable cost and expense of operating and maintaining the Leased Premises; and (iii) pay to itself any balance remaining on account of the liability of Tenant to Landlord. No reentry by Landlord shall absolve or discharge Tenant from liability hereunder.

     (D) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

     Section 13.03. Suit Prior to Expiration. Suit or suits for the recovery of
                    -------------------------
any deficiency or damages, or for a sum equal to any installment or installments of Rental and other charges hereunder, may be brought by Landlord, from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by its term had there been no such default by Tenant or termination.

     Section 13.04. Reinstatement.  No receipt of monies by Landlord from Tenant
                    --------------
after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue, or extend the Lease Term or affect any notice given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental and other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Leased Premises, Landlord may demand, receive, and collect any moneys due or thereafter falling due without in any matter effecting such money collected being deemed payments on account of the use and occupation of said Leased Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

     Section 13.05. Default by Landlord and Remedies of Tenant. It shall be a
                    -------------------------------------------
default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and completes the same within a reasonable period. Tenant may pursue all remedies available to it at law or in equity.

     Section 13.06. Cumulative Remedies.  Each right and remedy provided for in
                    --------------------
this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the right or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 13.07. Non-Waiver of Defaults. The failure or delay by either party
                    -----------------------
hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.08.  Landlord's Liability upon Sale or Transfer. If Landlord
                     -------------------------------------------
shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

     The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

     Section 13.09.  Transfer upon Termination.  In the event of a termination
                     --------------------------
of this Lease by reason of default or breach by Tenant hereunder: (i) all unexpired insurance premiums, all deposits theretofore made by Tenant with utility companies and all rights of Tenant under all insurance policies shall be deemed to be assigned to and transferred to Landlord; and (ii) Tenant shall deliver and assign to Landlord all leases of subtenants, and concession, license, and occupancy agreements and all security deposits and advance rents then held by Tenant with respect to any and all subleases upon the assumption by Landlord of the obligation to apply all such security deposits and advance rents held by Landlord in accordance with such subleases, and concession, license, and occupancy agreements.

     Section 13.10.  Attorneys' Fees and Costs.  In the event either party
                     --------------------------
defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the other party employs attorneys to enforce all or part of this Lease, to collect any rent due or to become due or recover possession of the Leased Premises, the defaulting party agrees to reimburse the non-defaulting party for all reasonable attorneys' fees incurred thereby, whether or not suit has actually been filed. The defaulting party shall also pay the non-defaulting party all reasonable costs and expenses, other than attorneys' fees, incurred in the enforcement of any of the terms, conditions, covenants or obligations contained in this Lease. All the sums paid or obligations incurred by the non-defaulting party together with interest and costs shall be paid by the defaulting party to the non-defaulting party ten (10) days after the rendition of any bill or statement therefor.

                                  ARTICLE 14
                                    Notices

     Section 14.01.  Notices.  All notices and demands which may or are required
                     --------
to be given by either party to the other hereunder shall be in writing and shall be sent by hand delivery, telefax or United States certified or registered mail, postage prepaid, addressed as specified in Item M, Section 1.02 of this Lease, or to such other firm or to such other place as the Landlord or Tenant may from time to time designate in writing. Notice by hand delivery or facsimile transmission shall be deemed to be received upon receipt. Notices sent by mail shall be deemed received three (3) business days after mailing.

     Section 14.02.  Place of Payment.  All Rental and other payment required to
                     -----------------
be made by Tenant to Landlord shall be delivered, or mailed to Landlord at the address as Specified in Item M, Section 1.02 of this Lease, and such payments shall be deemed made when received by Landlord.


                                  ARTICLE 15
                           Miscellaneous Provisions

     Section 15.01.  Condition of Premises. Tenant acknowledges that neither
                     ----------------------
Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

     Section 15.02.  Common Areas.  The term "Common Areas", as used in this
                     -------------
Lease, refers to the areas of the Building and the land described in Exhibit A
                                                                     ---------
which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such reasonable, non-discriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 3.02 and Exhibit C of this Lease.
                                    ---------

     Section 15.03.  Quiet Enjoyment.  If Tenant shall perform all of the
                     ----------------
covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Leased Premises.

     Section 15.04.  Choice of Law.  This Lease shall be governed by and
                     --------------
construed pursuant to the laws of the State of Indiana.

     Section 15.05.  Venue.  Tenant agrees that the venue of any action arising
                     ------
between the parties to this Lease shall be in the County wherein the Leased Premises are located, and that the Federal jurisdiction shall be in the district wherein the Leased Premises are located, and each party hereby waives any claims of preferred venue under the Federal or Indiana Trial Rules, or any claim of a more convenient forum.

     Section 15.06.  Successors and Assigns.  Except as otherwise provided in
                     -----------------------
this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     Section 15.07.  Time.  Time is of the essence of this Lease and each and
                     -----
all of its provisions.

     Section 15.08.  Defined Terms and Marginal Headings.   The words "Landlord"
                     ------------------------------------
and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation any part hereof.

     Section 15.09.  Entire Agreement; Amendments.  This Lease contains all of
                     -----------------------------
the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     Section 15.10.  Severability of Invalid Provisions.  If any provisions of
                     -----------------------------------
this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

     Section 15.11.  Estoppel Certificate.  Tenant shall, within ten (10)
                     ---------------------
business days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord, a statement in such form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

     Section 15.12.  Force Majeure.  Either party shall be excused for the
                     --------------
period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

     Section 15.13.  Authority.  The individual or individuals executing this
                     ----------
Lease warrant their capacity and authority to execute this Lease on behalf of their respective companies.

     Section 15.14.  Memorandum of Lease.  The parties hereto shall not record
                     --------------------
this Lease, but each party shall execute upon the request of the other a "memorandum of lease" suitable for recording.

     Section 15.15.  Reciprocal Covenant on Notification of ADA Violations.
                     -----------------------------------------------------
Within ten (10) business days after receipt, Landlord and Tenant shall advise the other party in writing and provide the other with copies of (as applicable) any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Building, Common Areas or the Leased Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Building, Common Areas or the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Building, Common Areas or the Leased Premises.

     Section 15.16.  Sorting and Separation of Refuse and Trash.  Tenant
                     ------------------------------------------
covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require that Tenant arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this paragraph and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

     Section 15.17.  Hazardous Waste.  (a) The term "Hazardous Substances", as
                     ----------------
used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment and applicable to the Building, Common Areas and the Leased Premises. Tenant hereby agrees that (i) no activity will be conducted on the Leased Premises by

Tenant that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; and (iv) Tenant will not permit any Hazardous Substances to be brought onto the Leased Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.

     (b) During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the State of Indiana Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Leased Premises, (ii) the imposition of any related lien on the Leased Premises, or
(iii) any alleged violation of or responsibility under any Environmental Law.

     (c) Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, damages arising out of the diminution in the value of the Leased Premises or Building or any portion thereof, damages for the loss of the Leased Premises or Building, damages arising from any adverse impact on the marketing of space in the Leased Premises or Building, and sums paid in settlement of claims, which arise during or after the Term, in whole or in part, as a result of the presence or suspected presence of any Hazardous Substances, in, on, under, from or about the Leased Premises or the Building and/or other adjacent properties due to the activities, or failures to act (including, without limitation, Tenant's failure to report any spill or release to the appropriate regulatory agencies) of Tenant or its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees, on or about the Leased Premises or Building.

     (d) Without limiting in any way Landlord's obligations under any other provision of this Lease, Landlord and its successors and assigns shall indemnify, protect, defend and hold Tenant, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) and sums paid in settlement of claims, which arise during or after the Term, in whole or in part, as a result of the presence or suspected presence of any Hazardous Substances, in, on, under, from or about the Leased Premises or the Building and/or other adjacent properties due to the activities, or failures to act (including, without limitation, Landlord's failure to report any spill or release to the appropriate regulatory agencies) of Landlord or its agents, employees, contractors, shareholders, partners, invitees, tenants (other than Tenant) or assigns, on or about the Leased Premises or Building.

                                  ARTICLE 16
                             Additional Provisions

     Section 16.01  Refurbishment Allowance.  Provided Tenant is not then in
                    ------------------------
default, Landlord shall provide Tenant with $8.75 per square foot at the end of year seven (7) of the Lease Term for the purpose of refurbishing the Leased Premises ("Tenant Refurbishment Allowance"). Such amount shall be paid to Tenant within thirty (30) days of Landlord's receipt of paid invoices in respect to work on the Leased Premises, approved under Section 6.03, if applicable.

     Section 16.02. Reserved Parking.  Seven (7) spaces, designated as numbers
                    -----------------
1 through 7.

     Section 16.03  Exterior Signage.  Tenant shall be permitted to maintain
                    -----------------
exterior signage as it appears on the front (west face) of the Building on the date of execution, subject to compliance with existing government regulations. Not more than two (2) additional exterior signs shall be placed on Building, one on the north face of the Building and one on the south face of the Building, without Tenant's prior written approval which Tenant may withhold for any reason. Landlord furthermore agrees not to enter or disturb the office of William E. Bindley, during normal working hours or otherwise, for any purpose including, but not limited to, installing or maintaining exterior signage without Tenant's prior written approval which Tenant may not unreasonably withhold.

     Section 16.04.  Option to Renew.  Provided Tenant is not in material
                     ----------------
default of any of the terms, covenants and conditions hereof at the time such option is exercised, Tenant shall have two (2) five (5) year options to extend the term of this Lease. Such extensions of the original term of this Lease shall be under the same terms and conditions as provided for in the original Lease except for this paragraph, and except that the Rental during the extension term shall be the net fair market value (taking into account tenant improvement allowances, expense stops, free rent or other concessions, and cost of Rental including commissions) in effect for comparable facilities existing in Indianapolis, Indiana. Notice of the Tenant's intention to exercise the option must be given to Landlord, in writing, at least twelve
(12) months but not more than eighteen (18) months prior to the expiration of either the original term or the first renewal term of this Lease. If, within ninety (90) days following notification by Tenant that Tenant wishes to renew, Landlord and Tenant are unable to agree upon a fair market rental rate for the renewal term in question, then the rent shall be determined as follows: Landlord and Tenant shall each select, at their own cost and expense, an independent, certified Appraiser familiar with commercial rental rates in the Indianapolis metropolitan area. The two Appraisers so chosen shall each use their good faith and judgment to agree upon a fair market rental for the Leased Premises during the renewal period in question. If they are unable to agree within thirty (30) days of their appointment, then a third Appraiser, having similar qualifications, shall be chosen by the first two Appraisers. The third Appraiser shall then select from the fair market values submitted by the other two Appraisers, the value of which the third Appraiser deems to more closely represent the fair market value. The fair market value selected by the third Appraiser shall be the rent for the five year term of the option to renew being exercised by Tenant.

     Section 16.05.  Right of First Refusal.  Provided Tenant is not in material
                     -----------------------
default of any of the terms, covenants and conditions hereof at the time such option is exercised, Tenant shall have the Right of First Refusal to lease additional space throughout the entire Building subject only to the prior and existing rights of (a) J.F. Molloy & Associates as to the first and second floors of the Building, and (b) Interactive Intelligence as to the second floor of the Building until on or about March 1, 2002, or 36 months following the Actual Commencement Date of the Interactive Intelligence lease when the prior rights of Interactive Intelligence expire.

     Right of First Refusal process shall be structured as follows: Upon receipt of a bona fide, acceptable Letter of Intent from a third party, Landlord will inform Tenant in writing of said offer. Tenant shall then have five (5) business days after receipt of Landlord's notification in which to enter into a firm agreement with Landlord to lease this space on the same terms and conditions to which the third party has agreed, provided that the term of any such expansion lease would be coterminous herewith. This would include rental rate, interior finish and the amount of space included in the Letter of Intent. In the event Tenant fails to exercise its right of first refusal within the time period provided herein, Tenant shall have no further right of first refusal as to such Letter of Intent.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.


TENANT:                                      LANDLORD:
------                                       --------


BINDLEY WESTERN INDUSTRIES, INC.             COLLEGE PARK PLAZA, LLC


BY: /s/  Scott D. Teets                      BY: /s/  Jeffrey S. Cavanaugh
    ---------------------------------            ------------------------------

PRINTED: Scott D. Teets                      PRINTED: Jeffrey S. Cavanaugh
         ----------------------------                 -------------------------

TITLE: Asso. Gen. Counsel & Ass't.           TITLE: Vice President
       ------------------------------               ---------------------------
       Sec'y.
       ------------------------------
DATE:  April 26, 1999                        DATE:  April 27, 1999
       ------------------------------               ---------------------------

                                   EXHIBIT A

Block 22 in "College Park West" the Plat of which was recorded September 20, 1971 as Instrument No. 71-50458 in the Office of the Recorder of Marion County, Indiana.

Also a part of Block 251 in College Park West, an Addition in Marion County, Indiana, as per plat thereof recorded September 20, 1971 as Instrument No. 71-50458, in the Office of the Recorder of Marion County, Indiana, more particularly described as follows:

Beginning at the Northwest corner of said Block 251, said point being on the East right of way line of Purdue Road and also on the South line of Block 22 (the "Point of Beginning"); thence South 18 degrees 50 minutes 00 seconds East along the West line of said Block 251 and East right of way line of Purdue Road,
74.90 feet; thence North 71 degrees 10 minutes 00 seconds East 219.59 feet, to a point which is the Southeast corner of Block 22 in College Park West, the Plat of which was recorded September 20, 1971 as Instrument No. 71-50458, in the Office of the Recorder of Marion County, Indiana; thence West along the said South line of Block 22 a distance of 232.01 feet to the Point of Beginning.